                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      Adelphia Communications Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement
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Notes:

                      ADELPHIA COMMUNICATIONS CORPORATION
                             MAIN AT WATER STREET
                        COUDERSPORT, PENNSYLVANIA 16915
                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 6, 1998
                               ----------------

To the Stockholders of
Adelphia Communications Corporation:

  The Annual Meeting of Stockholders of Adelphia Communications Corporation will be held at the Coudersport Theater, Main Street, Coudersport, Pennsylvania on Tuesday, October 6, 1998 at 10:00 a.m., for the following purposes:

  1. To elect one (1) Director by vote of the holders of Class A Common Stock voting as a separate class.

  2. To elect seven (7) Directors by vote of the holders of Class A Common Stock and Class B Common Stock, voting together.

  3. To approve the Company's 1998 Long-Term Incentive Compensation Plan.

  4. To consider and act upon such other matters as may properly come before the meeting.

  The Board of Directors has fixed the close of business on August 19, 1998 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting.

  IF YOU ARE UNABLE TO ATTEND THE MEETING AND YOU WISH TO VOTE YOUR STOCK, IT IS REQUESTED THAT YOU COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Daniel R. Milliard
                                          Senior Vice President and Secretary

September 11, 1998

                      ADELPHIA COMMUNICATIONS CORPORATION
                             MAIN AT WATER STREET
                        COUDERSPORT, PENNSYLVANIA 16915
                               ----------------

                      PROXY STATEMENT FOR ANNUAL MEETING
                                OF STOCKHOLDERS

                                OCTOBER 6, 1998
                               ----------------

  This proxy statement is being furnished to the stockholders of Adelphia Communications Corporation, a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the annual meeting of stockholders (the "Annual Meeting") scheduled to be held on Tuesday, October 6, 1998, at the Coudersport Theater, Main Street, Coudersport, Pennsylvania. The address of the principal executive offices of the Company is Main at Water Street, Coudersport, Pennsylvania 16915, and the date this proxy statement was first mailed to stockholders was on or about September 11, 1998. A copy of the Annual Report to Stockholders for the fiscal year ended March 31, 1998 is being furnished with this proxy statement.

  Only stockholders of record as of the close of business on August 19, 1998 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. The outstanding common stock of the Company on that date consisted of 28,283,843 shares of Class A Common Stock, $.01 par value ("Class A Common Stock"), and 10,944,476 shares of Class B Common Stock, $.01 par value ("Class B Common Stock"). With respect to the matters described in this proxy statement, other than the election of the Class A director as described below, the holders of Class A Common Stock and of Class B Common Stock vote together as a single class, and each holder of Class A Common Stock is entitled to cast one (1) vote for each share of Class A Common Stock standing in their name on the books of the Company and each holder of Class B Common Stock is entitled to cast ten (10) votes for each share of Class B Common Stock standing in their name on the books of the Company. A majority of the votes cast at the Annual Meeting are required for the adoption of the proposals described below.

  All shares represented by valid proxies received by the Company prior to the Annual Meeting will be voted at the Annual Meeting as specified in the proxy, unless such proxies previously have been revoked. If no specification is made, the shares will be voted FOR the election of each of the Board's nominees to the Board of Directors, and FOR the approval of the Company's 1998 Long-Term Incentive Compensation Plan. Unless otherwise indicated by the stockholder, the proxy card also confers discretionary authority on the Board-appointed proxies to vote the shares represented by the proxy on any matter that is properly presented for action at the Annual Meeting. A stockholder giving a proxy has the power to revoke it any time prior to its exercise by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attendance at the meeting and voting his shares in person.

  Abstentions and broker non-votes on any matter submitted to the stockholders for approval have no effect on the vote on such matter since the affirmative vote of at least a majority of the votes cast by shareholders at the meeting, in person or by proxy, is necessary for adoption of the proposals described below. Broker non-votes as to any matter are shares held by nominees of beneficial owners which are present and voted at the meeting on matters as to which the nominee has discretionary authority but which are not voted on the matter in question because the nominee does not have discretionary voting authority as to such matter.

                               PROPOSALS 1 AND 2
                             ELECTION OF DIRECTORS

DESCRIPTION OF BOARD OF DIRECTORS

  The Certificate of Incorporation of the Company provides for the Board of Directors to be elected as follows: a majority of the votes cast by holders of Class A Common Stock, voting as a separate class, are entitled to elect one
(1) director; and a majority of the votes cast by holders of Class A Common Stock and holders of Class B Common Stock, voting together as a single class, are entitled to elect the remaining directors, with each share of Class A Common Stock entitled to one (1) vote and each share of Class B Common Stock entitled to ten (10) votes. Stockholders of the Company are not entitled to cumulate their votes in the election of directors.

  The Bylaws of the Company provide that the Board of Directors shall establish the number of directors which shall not be less than five (5) nor more than nine (9). The Board currently consists of eight (8) directors, all of whom are also nominees for director.

  Each director is to hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified, subject to the right of the stockholders to remove any director as provided in the Bylaws. Any vacancy in the office of a director elected by the holders of Class A Common Stock voting as a separate class may be filled by such holders voting as a separate class, and any vacancy in the office of a director elected by the holders of Class A Common Stock and the holders of Class B Common Stock voting as a single class may be filled by such holders voting as a single class. In the absence of a stockholder vote, a vacancy in the office of a director elected by the holders of Class A Common Stock voting as a separate class or by the holders of Class A Common Stock and the holders of Class B Common Stock voting as a single class, as the case may be, may be filled by the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Any director elected by the Board of Directors to fill a vacancy shall serve until the next annual meeting of stockholders and until his successor has been elected and has qualified. If the Board of Directors increases the number of directors, any vacancy so created may be filled by the Board of Directors.

  The persons named as proxies in the enclosed form of proxy were selected by the Board of Directors and have advised the Board of Directors that, unless authority is withheld, they intend to vote the shares represented by them at the Annual Meeting for the election of Perry S. Patterson, on behalf of the Class A Common Stockholders, and for the election of John J. Rigas, Michael J. Rigas, Timothy J. Rigas, James P. Rigas, Daniel R. Milliard, Pete J. Metros and Dennis P. Coyle on behalf of all of the common stockholders of the Company. All nominees except Mr. Coyle were first elected or appointed as directors of the Company in 1986. Mr. Coyle was first elected as a director of the Company in 1995.

  The Board of Directors knows of no reason why any nominee for director would be unable to serve as director. If at the time of the Annual Meeting any of the named nominees are unable or unwilling to serve as directors of the Company, the persons named in the proxy intend to vote for such substitutes as may be nominated by the Board of Directors.

  The following sets forth certain information concerning each nominee for election as a director of the Company. Each of the current directors of the Company is a nominee for reelection as a director.

PROPOSAL 1--NOMINEE FOR ELECTION BY HOLDERS OF CLASS A COMMON STOCK

Perry S. Patterson
Age 81

  Perry S. Patterson became a director of Adelphia on September 9, 1986. Since 1977, Mr. Patterson has practiced law in Coudersport, Pennsylvania. From 1975 to 1977, Mr. Patterson served as President Judge of the Court of Common Pleas of the 55th Judicial District in Potter County, Pennsylvania. He was a partner of the law firm of Kirkland & Ellis in Chicago, Illinois and Washington, D.C. from 1950 to 1973. Mr. Patterson attended Georgetown University and graduated from Northwestern University Law School in 1941.

PROPOSAL 2--NOMINEES FOR ELECTION BY HOLDERS OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK

John J. Rigas
Age 73

  John J. Rigas is the founder, Chairman, President and Chief Executive Officer of Adelphia and is President of most of its subsidiaries. Mr. Rigas has served as President or general partner of most of the constituent entities which became wholly-owned subsidiaries of Adelphia upon its formation in 1986, as well as the cable television operating companies acquired by the Company which were wholly or partially owned by members of the Rigas family. Mr. Rigas has owned and operated cable television systems since 1952. Among his business and community service activities, Mr. Rigas is Chairman of the Board of Directors of Citizens Bancorp., Inc., Coudersport, Pennsylvania and a member of the Board of Directors of the Charles Cole Memorial Hospital. He is a director of the National Cable Television Association and a past President of the Pennsylvania Cable Television Association. He is also a member of the board of directors of C-SPAN and the Cable Advertising Bureau, and is a Trustee of St. Bonaventure University. He graduated from Rensselaer Polytechnic Institute with a B.S. in Management Engineering in 1950.

  John J. Rigas is the father of Michael J. Rigas, Timothy J. Rigas and James
P. Rigas, each of whom currently serves as a director and executive officer of the Company.

Michael J. Rigas
Age 44

  Michael J. Rigas is Executive Vice President, Operations of Adelphia and is a Vice President of its subsidiaries. Since 1981, Mr. Rigas has served as a Senior Vice President, Vice President, general partner or other officer of the constituent entities which became wholly-owned subsidiaries of Adelphia upon its formation in 1986, as well as the cable television operating companies acquired by the Company which were wholly or partially owned by members of the Rigas family. From 1979 to 1981, he worked for Webster, Chamberlain & Bean, a Washington, D.C. law firm. Mr. Rigas graduated from Harvard University (magna cum laude) in 1976 and received his Juris Doctor degree from Harvard Law School in 1979.

Timothy J. Rigas
Age 42

  Timothy J. Rigas is Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer of Adelphia and its subsidiaries. Since 1979, Mr. Rigas has served as Senior Vice President, Vice President, general partner or other officer of the constituent entities which became wholly-owned subsidiaries of Adelphia upon its formation in 1986, as well as the cable television operating companies acquired by the Company which were wholly or partially owned by members of the Rigas family. Mr. Rigas graduated from the University of Pennsylvania, Wharton School, with a B.S. degree in Economics (cum laude) in 1978.

James P. Rigas
Age 40

  James P. Rigas is Executive Vice President, Strategic Planning of Adelphia and is a Vice President of its subsidiaries. Mr. Rigas also serves as Chief Executive Officer of a subsidiary, Hyperion Telecommunications, Inc. Since February 1986, Mr. Rigas has served as a Senior Vice President, Vice President or other officer of the constituent entities which became wholly-owned subsidiaries of Adelphia upon its formation in 1986, as well as the cable television operating companies acquired by the Company which were wholly or partially owned by members of the Rigas family. Among his business activities, Mr. Rigas is a member of the Board of Directors of

Cable Labs. Mr. Rigas graduated from Harvard University (magna cum laude) in 1980 and received a Juris Doctor degree and an M.A. degree in Economics from Stanford University in 1984. From June 1984 to February 1986, he was a consultant with Bain & Co., a management consulting firm.

Daniel R. Milliard
Age 51

  Daniel R. Milliard is Senior Vice President and Secretary of Adelphia and its subsidiaries, and also serves as President of a subsidiary, Hyperion Telecommunications, Inc. Since 1982, Mr. Milliard served as Vice President, Secretary and/or General Counsel of Adelphia and the constituent entities which became wholly-owned subsidiaries of Adelphia, as well as the cable television operating companies acquired by the Company which were wholly or partially owned by members of the Rigas family. He served as outside general counsel to the Company's predecessors from 1979 to 1982. Mr. Milliard graduated from American University in 1970 with a Bachelor of Science degree in Business Administration. He received an M.A. degree in Business from Central Missouri State University in 1971, where he was an Instructor in the Department of Finance, School of Business and Economics, from 1971-1973, and received a Juris Doctor degree from the University of Tulsa School of Law in 1976. He is a director of Citizens Bancorp., Inc. in Coudersport, Pennsylvania and is a member of the Board of Directors of the Charles Cole Memorial Hospital.

Pete J. Metros
Age 58

  Pete J. Metros became a director of Adelphia on November 4, 1986. Mr. Metros has been President and a member of the Board of Directors of Rapistan Demag Corporation, a subsidiary of Mannesmann AG, since December 1991. From August 1987 to December 1991, he was President of Rapistan Corp., the predecessor of Rapistan Demag Corporation, and of Truck Products Corp., both of which were major subsidiaries of Lear Siegler Holdings Corp. From 1980 to August 1987, Mr. Metros was President of the Steam Turbine, Motor & Generator Division of Dresser-Rand Company. From 1964 to 1980, he held various positions at the General Electric Company, the last of which was Manager--Manufacturing for the Large Gas Turbine Division. Mr. Metros is also on the Board of Directors of Hyperion Telecommunications, Inc. and Borroughs Corporation of Kalamazoo, Michigan. Mr. Metros received a BS degree from the Georgia Institute of Technology in 1962.

Dennis P. Coyle
Age 60

  Dennis P. Coyle is General Counsel and Secretary of FPL Group, Inc. and Florida Power & Light Company. Mr. Coyle was named General Counsel of FPL Group, Inc. and Florida Power & Light Company in 1989, and assumed the additional title and responsibilities of Secretary of such companies in 1991. He graduated from Dartmouth College in 1960 and received his law degree from Columbia University in 1965. In an investment agreement with respect to Olympus Communications, L.P. ("Olympus," a joint venture of the Company), John, Michael, Timothy and James Rigas have agreed to vote a sufficient number of shares of the Company's Class A Common Stock to elect to the Board a nominee of Telesat Cablevision, Inc., which is the Company's joint venture partner in Olympus. Mr. Coyle is the nominee of Telesat Cablevision, Inc., which is an indirect, wholly-owned subsidiary of FPL Group, Inc.

AUDIT AND COMPENSATION COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

  The Board of Directors has a Compensation Committee, consisting of Perry S. Patterson and Pete J. Metros, which reviews and has authority to approve the compensation of the key officers and employees of the Company. The Compensation Committee met during fiscal 1998. The Board also has an Audit Committee, comprised of Perry S. Patterson, Pete J. Metros and Timothy J. Rigas, which is responsible for monitoring the financial reporting of the Company on behalf of the Board and the investing public. The Audit Committee met once to review the Company's fiscal 1998 financial condition and results of operations. The Company does not have a nominating committee. The Board of Directors met or acted by written consent in lieu of meeting 12 times in fiscal 1998. Each director attended at least 75% of the meetings of the Board and the respective committees of which each is a member.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors of the Company recommends a vote FOR each of the nominees named above for election as directors.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth certain information regarding compensation paid by the Company for services rendered during the Company's last three fiscal years in the period ended March 31, 1998 to the Company's Chief Executive Officer and the four most highly compensated executive officers whose compensation exceeded $100,000 in salary and bonus during fiscal 1998:

ANNUAL COMPENSATION

                                               ANNUAL         LONG-TERM
                                          COMPENSATION($)   COMPENSATION
                                          ----------------   RESTRICTED          ALL OTHER
NAME AND PRINCIPAL POSITION   FISCAL YEAR  SALARY   BONUS  STOCK AWARDS($) COMPENSATION($)(A)(B)
----------------------------  ----------- --------- ------ --------------- ---------------------
John J. Rigas...........         1998     1,271,939     --          --            461,378
Chairman, President and          1997     1,235,194     --          --            473,852
Chief Executive Officer          1996       641,963     --          --            474,495
Michael J. Rigas........         1998       213,011     --          --             10,950
Executive Vice
 President,                      1997       206,857     --          --             10,950
Operations                       1996       205,948     --          --             10,750
Timothy J. Rigas........         1998       213,089     --          --             10,950
Executive Vice
 President, Chief                1997       207,618     --          --             10,950
Financial Officer and
 Treasurer                       1996       205,948     --          --             10,750
James P. Rigas..........         1998       213,011     --          --             11,410
Executive Vice
 President,                      1997       206,857     --          --             11,410
Strategic Planning               1996       205,948     --          --             11,201
Daniel R. Milliard (c)..         1998       216,399 13,412      27,000              5,340
Senior Vice President
 and                             1997       238,863 75,000     156,000              5,340
Secretary                        1996       207,474     --          --              5,250

--------
(a) Fiscal 1998, 1997 and 1996 amounts include: (i) life insurance premiums paid during each respective fiscal year by the Company under employment agreements with John J. Rigas, Michael J. Rigas, Timothy J. Rigas, James
    P. Rigas and Daniel R. Milliard, in premium payment amounts of $200,000, $10,200, $10,200, $10,660 and $4,590, respectively, during fiscal 1998,
    $200,000, $10,200, $10,200, $10,660 and $4,590, during fiscal 1997, and
    $200,000, $10,000, $10,000, $10,451, and $4,500, respectively, during fiscal 1996, on policies owned by the respective named executive officers;
    (ii) $230,746, $250,970 and $250,829 for John J. Rigas which represents the dollar value of the benefit of the whole-life portion of the premiums paid by the Company during fiscal 1998, 1997 and 1996, respectively, pursuant to a split-dollar life insurance arrangement projected on an actuarial basis; (iii) $29,882, $22,132 and $22,916 for John J. Rigas which represents payments by the Company during fiscal 1998, 1997 and 1996, respectively, pursuant to a split-dollar life insurance arrangement that is attributable to term life insurance coverage; and (iv) $750 in Company matching contributions for each executive officer under the Company's 401(k) savings plan for each of fiscal 1998, 1997 and 1996. The amounts shown above do not include transactions between the Company and certain executive officers or certain entities which are privately owned in whole or in part by the executive officers named in the table. See "Certain Transactions."

  In accordance with an agreement related to the split-dollar insurance life arrangement referred to above, the Company will be reimbursed for all premiums paid related to such arrangement upon the earlier of death of both the insured and his spouse or termination of the insurance policies related to such arrangement.

(b) Does not include the value of certain non-cash compensation to the named individuals which did not exceed the lesser of $50,000 or 10% of such individuals' total annual salary shown in the table.

(c) Amounts shown for Daniel R. Milliard include amounts paid by the Company under Mr. Milliard's employment agreement with the Company, which was terminated March 4, 1997 and amounts paid since March 4, 1997 under Mr. Milliard's new employment agreement with Hyperion Telecommunications, Inc. ("Hyperion"), a majority owned subsidiary of the Company of which Mr. Milliard is President and Chief Operating Officer, as described below. Mr. Milliard was granted, pursuant to his employment agreement, restricted stock bonus awards under Hyperion's Plan of 338,000 and 58,500 shares of Hyperion Class A Common Stock which had a value of approximately $156,000 and $27,000 as of March 4, 1997 and April 1, 1997, the dates of grant, respectively. The 396,500 shares are not subject to vesting and will fully participate in dividends and distributions.

  All of the executive officers are eligible to receive bonuses of Class A Common Stock under the Company's Restricted Stock Bonus Plan, as amended, to be awarded or granted at the discretion of the Bonus Committee (as defined therein), subject to certain limitations on the number of shares that may be awarded to each executive officer under the Bonus Plan. No awards were made under either the Restricted Stock Bonus Plan or the Stock Option Plan of 1986 during fiscal 1998.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT

  During fiscal 1998, each of the named executive officers had an employment agreement with the Company which is automatically renewable each year unless one party gives the other prior notice and which provides among other things for compensation review by the Compensation Committee, the insurance premium payments listed in note (a)(i) to the Summary Compensation Table above, and benefits. In addition, under such employment agreements, upon termination of such employment for any reason other than "for cause," each of the executive officers will be entitled to receive severance pay equal to three months of their salary plus the amount of insurance premiums payable under such officer's employment agreement which, as of April 1, 1998, in the aggregate in the case of John J. Rigas would be approximately $374,721.

  As of March 4, 1997, Mr. Milliard entered into an employment agreement with Hyperion, currently a 66% owned subsidiary of the Company, and terminated his employment agreement with Adelphia. Mr. Milliard serves as President and Chief Operating Officer of Hyperion. Mr. Milliard's employment agreement with Hyperion provides for base salary, annual cash bonuses based on achievement, stock options and stock bonuses, certain employee benefits and certain change-in-control and other provisions, and expires on March 31, 2001 unless terminated earlier pursuant to its terms. Mr. Milliard will continue to serve as a director, senior vice president and secretary of Adelphia, although he will receive no additional compensation for serving in such capacities.

  During fiscal 1996 the Company began paying the annual premiums related to a split-dollar life insurance arrangement for joint and survivor life insurance coverage for John J. Rigas and his spouse. Upon the earlier of the death of Mr. Rigas and the death of his spouse or the termination of the arrangement, the Company will recover all of the premiums previously paid by the Company. The compensation related to such arrangement is derived as described in notes
(a)(ii) and (iii) to the Summary Compensation Table above.

BOARD OF DIRECTORS COMPENSATION

  Directors who are not also employees of the Company each receive compensation from the Company for services as a director at a rate of $750 plus reimbursement of expenses for each Board and committee meeting attended. Directors who are employees of the Company do not receive any compensation for services as a director or as a member of Board committees.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

  Issues relating to the compensation of executive officers are addressed by the Compensation Committee of the Board of Directors (the "Compensation Committee"), which is composed of two independent, non-employee directors, Pete J. Metros and Perry S. Patterson.

  The Compensation Committee recognizes that the compensation of executive officers should be established at levels which are consistent with the Company's objectives and achievements. However, no part of executive compensation is strictly tied to statistical operating performance criteria. Each of the executive officers of the Company, including the Chief Executive Officer, entered into an employment agreement with the Company in July of 1986, which fixed the initial annual base salary of each executive and provided the Compensation Committee with the ability to increase the base salary as the Compensation Committee deems appropriate to adequately reflect the scope and success of the Company's operations, as well as to reflect increases in the Consumer Price Index. The agreements also provide for bonus compensation in amounts to be determined by the Compensation Committee from time to time, and for certain de minimis fringe benefits. The agreements are renewable and have been renewed at the end of each year, except in the case of Mr. Milliard, whose agreement with the Company was terminated when he entered into a new employment agreement with Hyperion, a majority owned subsidiary of the Company of which Mr. Milliard is President and Chief Operating Officer, in March 1997.

  With respect to compensation of executive officers other than the Chief Executive Officer (the "Principal Executives"), the Compensation Committee receives and accords significant weight to the input of the Chief Executive Officer. Based on a review of public filings by other publicly-held cable system operators and other independent compensation survey data, the Compensation Committee believes that the annual base salaries and bonuses of the Company's Principal Executives historically have been materially lower than the annual base salaries and bonuses paid to corresponding Principal Executives of most other publicly-held cable system operators and other telecommunications firms, and remain relatively constant compared to increases made in the annual base salaries of Principal Executives of such other corporations over the past five years prior to fiscal 1996. Increases, if any, in annual base salary from fiscal 1997 to fiscal 1998 were immaterial with respect to the Principal Executives. The Compensation Committee believes that the annual base salaries and overall compensation packages of the Principal Executives continue to be set materially lower than those paid to corresponding Principal Executives of other publicly-held cable system operators and telecommunications firms.

  The Compensation Committee has recognized the success of the Principal Executives in accomplishing the Company's various strategic objectives. The Company has continued to refinance its shorter-term debt at the level of the operating subsidiaries with longer-term fixed rate debt and new equity infusions at the parent Company level, and with new revolving credit facilities and public fixed rate debt at the subsidiary and Olympus levels. These actions extend the maturities of the Company's long-term debt and increase the Company's overall longer-term liquidity and flexibility to obtain financing, which in turn will assist the Company to meet the challenges of achieving growth while facing increased competition and regulation within the telecommunications industry. In addition, the Company has made strategic acquisitions of existing cable systems and other telecommunications facilities, contributing to increases in cash flow, and has continued to develop and expand its other telecommunications product and service offerings, such as competitive local exchange services, residential telephone services, internet and cable data services and home security. The Company has also continued to focus its efforts on other methods of increasing cash flow and on providing superior customer service while realizing operating efficiencies and cost-savings. Based upon its evaluation of these and other relevant factors, the Compensation Committee is satisfied that the Principal Executives have contributed positively to the Company's long-term financial performance, and the Compensation Committee, in consultation with the Chief Executive Officer of the Company, has set compensation under the employment agreements accordingly.

  The annual base salary of John J. Rigas, the Chief Executive Officer, is determined by the Compensation Committee in accordance with Mr. Rigas's employment agreement. Over the past several years, the

Compensation Committee has recognized Mr. Rigas's success in achieving the strategic objectives mentioned above with respect to the Principal Executives, and has also recognized Mr. Rigas's leadership and vision in formulating strategies for responding to the challenges of increased regulation and increasing competition, and for positioning the Company for growth in a regulated environment. Based on its survey of compensation data for other companies, the Compensation Committee believes that Mr. Rigas's annual base salary and overall compensation package is lower than the compensation packages (including salary, bonus, options and deferred compensation) paid to chief executive officers of many other publicly-held cable system operators and other telecommunications firms.

  To date, the Company has not granted bonuses to its Chief Executive Officer or its Principal Executives (with the exclusion of the bonuses paid to Mr. Milliard by Hyperion), but may in its discretion grant bonuses from time to time as it deems appropriate. In light of the historically significant equity interests of the Chief Executive Officer and the Principal Executives, the Compensation Committee has generally judged it unnecessary to offer its executive officers equity participation plans or other equity-based incentives in order to align the interests of its executive officers with those of its stockholders, although the Compensation Committee may consider such incentives in the future.

                                          COMPENSATION COMMITTEE
                                          Pete J. Metros, Chairman
                                          Perry S. Patterson

STOCK PERFORMANCE GRAPH

  The following graph compares the yearly percentage change in the cumulative total shareholder return on the weighted average of the Company's Class A Common Stock ("Adelphia Class A Common Stock") during the five years ended March 31, 1998 with the cumulative total return on the Standard & Poor's 500 Stock Index and with a selected peer group of five companies engaged in the cable communications industry: Cablevision Systems Corporation (Class A); Comcast Corporation (Class A); Tele-Communications, Inc. (Class A); TCA Cable TV, Inc.; and Century Communications Corporation (Class A). The returns of each component issuer in the foregoing peer group have been weighted according to the respective issuer's market capitalization. The comparison assumes $100 was invested on March 31, 1993 in the Company's Class A Common Stock and in each of the foregoing indices, and also assumes reinvestment of dividends. The yearly points marked on the horizontal axis correspond to March 31 of each year.


                Comparison of 5 Year Cumulative Total Return*
                  Among Adelphia Communications Corporation,
                      the S&P 500 Index and a Peer Group

                             [GRAPH APPEARS HERE]


Adelphia Communications Corporation      $100  $ 72.22  $ 55.56  $ 38.89  $ 29.86  $164.58
Peer Group                                100    98.59    99.41   114.86    77.71   201.81
S&P 500 Index                             100   101.47   117.27   154.92   186.64   274.74


                             CERTAIN TRANSACTIONS

MANAGEMENT SERVICES

  During the fiscal year ended March 31, 1998, the Company provided management services for certain cable television systems not owned by the Company, including managed partnerships ("Managed Partnerships") in which John J. Rigas, Michael J. Rigas, Timothy J. Rigas, James P. Rigas, Daniel R. Milliard and Ellen K. Rigas had varied ownership interests. These services included supervision of technical and business operations, accounting, marketing, programming, purchasing, field engineering and other technical and administrative nonfield services. During this period, the Managed Partnerships paid the Company up to five percent of system revenues for such services. Other fees were charged by the Company to the Managed Partnerships during this period for goods and services including mark-ups on the Company's volume purchases of equipment, pay programming and other goods and services. In addition, the Managed Partnerships charged the Company for system and corporate costs during this period. The net fees and expenses charged by the Company to Managed Partnerships amounted to $2,373,000 for fiscal 1998. In addition, the Company paid $2,485,000 to other entities owned by members of the Rigas family, primarily for property, plant and equipment. The Company believes that these fees were no less favorable than the fees which the Company believes it could obtain in similar transactions with unrelated third parties.

REAL ESTATE

  During fiscal 1998, the Company leased from Dorellenic certain real estate used in connection with the operations of the Company. The partners of Dorellenic are John J. Rigas, Michael J. Rigas, Timothy J. Rigas, James P. Rigas and Ellen K. Rigas. The leases were for varying terms, generally provided for monthly rental payments equal to fair market value rentals, and were no less favorable than the terms of leases which the Company believes it could obtain from unrelated third parties. The Company pays all operating expenses in connection with the leased property. Real estate and other rental payments to Dorellenic totaled $104,000 for fiscal 1998.

LOANS TO AND FROM AFFILIATES

  Certain loans to and from the Company by or to affiliates (which do not include Olympus) as of March 31, 1998 are summarized below. Interest is charged on such loans to affiliates at rates which ranged from 6.9% to 15.0% for the year ended March 31, 1998.

  Total interest income on loans to affiliates, excluding Olympus, aggregated $9,869,000 for fiscal 1998. In addition, net settlement amounts under interest rate swap agreements with the Managed Partnerships, recorded as adjustments to interest expense during the period incurred, increased the Company's interest expense by $128,000 for fiscal 1998.

  The Company earned a $3,750,000 preferred return on its Preferred Class B Limited Partner Interest in SHHH for fiscal 1998.

  Net receivables due from the Managed Partnerships for advances made by the Company for the construction and acquisition of cable television systems and for working capital purposes, including accrued interest thereon, were $26,341,000 at March 31, 1998.

  During fiscal 1998 the Company made net advances of $1,075,000 to Dorellenic. At March 31, 1998, net receivables from Dorellenic (including accrued interest) were $25,917,000. Amounts advanced to Dorellenic were primarily used for working capital purposes.

  During fiscal 1990 and 1991, the Company loaned an aggregate $255,000 to Daniel R. Milliard and an unaffiliated third party, pursuant to several revolving term and term notes, for capital expenditures and working capital purposes. As of March 31, 1998, the outstanding amount of these loans was $152,500.

  On an end-of-quarter basis, the largest aggregate amount of net outstanding loans and advances receivable from affiliates (directors, executive officers and five-percent shareholders) or entities they control, including John J. Rigas, Michael J. Rigas, Timothy J. Rigas, James P. Rigas, Ellen K. Rigas, Daniel R. Milliard, Dorellenic and/or the Managed Partnerships during fiscal 1998 was $52,258,000 at March 31, 1998.

CO-BORROWING AGREEMENT

  On March 29, 1996, a subsidiary of the Company entered into a $200,000,000 loan agreement with a Managed Partnership and an Olympus subsidiary, as co-borrowers, which agreement remained in effect during fiscal 1998.

BUSINESS OPPORTUNITIES

  The Company's executive officers have entered into a Business Opportunity Agreement, dated July 1, 1986 (the "Business Opportunity Agreement"), under which they have agreed not to acquire an interest (except that such persons may, individually for their own account, engage in regular portfolio trading of publicly traded securities of companies in the cable television industry) in any cable television system except: cable television systems which they or their affiliates (excluding the Company) owned, in whole or in part, operated or had agreed to acquire as of July 1, 1986; any expansions of such systems within the same county or an adjacent county (except for systems which are also contiguous to Company-owned systems); and systems which the Company elects not to acquire under its right of first refusal described below and any expansions of such systems within the same county or an adjacent county (except for systems which are also contiguous to Company-owned systems). Otherwise, the executive officers will first offer to the Company the opportunity to acquire or invest in any cable television system or franchise therefor or interest therein that is offered or available to them. If a majority of the Company's Board of Directors, including a majority of the independent directors, rejects such offer, the executive officers may acquire or invest in all of such cable television systems or franchises therefor or interest therein or with others on terms no more favorable to them than those offered to the Company.

  On December 3, 1997, the Company, SHHH and Highland completed a trade of certain cable systems serving approximately 49,700 subscribers with Time Warner Cable companies serving approximately 57,900 subscribers.

  The Company's executive officers may from time to time evaluate and, subject to the Company's rights and covenants in the Company's loan agreements and indentures, may acquire cable television systems or interests therein for their own accounts separately or along with the Company and/or other joint venture parties.

  Except for the limitations on the ownership of cable television systems as described herein, the executive officers of Adelphia and their affiliates are not subject to limitations with respect to their other business activities and may engage in other businesses related to cable television or other telecommunications media. The executive officers will devote as much of their time to the business of the Company as is reasonably required to fulfill the duties of their offices.

  In the event that any executive officer (or his affiliate) decides to offer for sale (other than to another executive officer or his or another executive officer's family member, trust or family controlled entity) for his account, his ownership interest in any cable television system or franchise, he or it will (subject to the rights of third parties existing at such time) first offer such interests to the Company. Such selling person or entity has a unilateral option to elect to require that, if the Company accepts such offer, up to one half of the consideration for his or its interest would consist of shares of Class B Common Stock, which shares will be valued at the prevailing market price of the Class A Common Stock, and the remainder would consist of shares of Class A Common Stock and/or cash. If a majority of the Company's independent directors rejects such offer, the executive officer (or his affiliate) may sell such interest to third parties on terms no more favorable to such third parties than those offered to the Company.

REGISTRATION RIGHTS, STOCK PURCHASE AND OTHER MATTERS

  Pursuant to a Registration Rights Agreement, as amended, between the Company and the holders of Class B Common Stock, John J. Rigas has the right, subject to certain limitations, to require the Company to register shares of the Company's Common Stock owned by him for sale to the public and pay the expenses (except for Mr. Rigas' counsel fees) of such registration on five occasions selected by him (subject to certain limitations intended to prevent undue interference with the Company's ability to distribute its securities) during a fourteen-year period which began in December 1986. The other holders of Class B Common Stock have the right to participate, at the option of John
J. Rigas, as selling stockholders in any such registration initiated by John
J. Rigas. The holders of Class B Common Stock also have unlimited rights to participate as selling stockholders in any registered public offering initiated by the Company and require the Company to pay their expenses (except counsel fees). Such rights of participation are subject to limitation at the discretion of the managing underwriter of such offering.

  On June 22, 1997, Adelphia entered into an agreement with Highland Holdings and Telesat Cablevision, Inc. pursuant to which Highland Holdings and Telesat Cablevision, Inc., respectively, purchased from Adelphia on July 7, 1997, 80,000 and 20,000 shares of Series C Cumulative Convertible Preferred Stock, with a liquidation preference of $1,000 per share, at a purchase price of $970 per share. Each share of Series C Cumulative Convertible Preferred Stock is convertible into 117.9245 shares of Class A Common Stock of Adelphia at $8.48 per share, bears dividends of 8 1/8% of the liquidation preference per share, and is redeemable at the option of Adelphia after three years from the date of issuance at a premium declining to par. On July 7, 1997, Adelphia also sold 550,000 shares of Series A 13% Cumulative Exchangeable Preferred Stock to Highland Holdings for $98.8421 per share, a price per share equal to the price paid by the initial purchasers of 950,000 shares of the same preferred stock after discounts and commissions. The closing of the offerings on July 7, 1997 of $150,000,000 aggregate principal amount of 10 1/2% Senior Notes due 2004 to institutional investors and the 950,000 shares of 13% Cumulative Exchangeable Preferred Stock were conditioned upon the completion of the sale of the Series C Cumulative Convertible Preferred Stock. On August 8, 1997, Highland Holdings sold the 550,000 shares of Series A 13% Cumulative Exchangeable Preferred Stock to an unaffiliated third party. In connection with such transactions, Adelphia entered into Registration Rights Agreements with Highland Holdings and Telesat Cablevision, Inc. with respect to the registration of the Series C Cumulative Convertible Preferred Stock and with Highland Holdings and the initial purchasers with respect to the 13% Cumulative Exchangeable Preferred Stock. The consent of both the Company and Telesat is required under the Olympus partnership agreement for certain material transactions. As noted earlier, Mr. Dennis Coyle is the nominee of Telesat for election to the Board of Directors of the Company.

  From time to time, the Company makes announcements regarding proposed transactions that may involve affiliates of the Company. No assurance can be given that these transactions will be consummated.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act requires the Company's directors, executive officers and persons who beneficially own more than ten percent of a class of the Company's registered equity securities to file with the Securities and Exchange Commission and deliver to the Company initial reports of ownership and reports of changes in ownership of such registered equity securities.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company's directors, executive officers and more than ten percent stockholders filed on a timely basis all reports due under
Section 16(a) for the period from April 1, 1997 through March 31, 1998.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth, based on information available to the Company as of August 19, 1998, certain information with respect to the beneficial ownership of Class A Common Stock and Class B Common Stock by each director or nominee for director, all executive officers and directors of Adelphia as a group, and each person known to Adelphia to own beneficially more than 5% of such Common Stock, based on 28,283,843 shares of Class A Common Stock and 10,944,476 shares of Class B Common Stock outstanding, respectively, as of such date. Unless otherwise noted, the individuals have sole voting and investment power. The business address of each such 5% beneficial owner named below, unless otherwise noted, is Main at Water Street, Coudersport, Pennsylvania 16915.

                            SHARES OF        PERCENT OF SHARES OF     PERCENT OF
                             CLASS A          CLASS A    CLASS B       CLASS B
                              COMMON           COMMON     COMMON        COMMON
NAME AND ADDRESSES            STOCK            STOCK      STOCK         STOCK
------------------          ----------       ---------- ----------    ----------
John J. Rigas.............            (a)           (b)  5,883,004(c)    53.8%
Michael J. Rigas..........            (a)           (b)  1,915,970(c)    17.5%
Timothy J. Rigas..........            (a)           (b)  1,915,970(c)    17.5%
James P. Rigas............            (a)           (b)  1,151,634(c)    10.5%
Daniel R. Milliard........       1,000(d)           (e)         --         --
Perry S. Patterson........       2,250              (e)         --         --
Pete J. Metros............         100              (e)         --         --
Dennis P. Coyle...........       1,000              (e)         --         --
All executive officers and
 directors
 as a group (eight
 persons).................  31,037,562(a)(c)        (b) 10,572,713(c)    96.6%
Syracuse Hilton Head
 Holdings, L.P............   2,398,151(f)        8.5%           --         --
 Main at Water Street
 Coudersport, Pennsylvania
  16915
Highland Holdings.........  17,990,230(g)       47.7%           --         --
 Main at Water Street
 Coudersport, Pennsylvania
  16915
Ellen K. Rigas............            (h)           (i)    371,762(c)     3.4%
 Main at Water Street
 Coudersport, Pennsylvania
  16915
Capital Research and
 Management Company.......   1,784,200(j)        6.3%           --         --
 333 South Hope Street
 Los Angeles, California
  90071
Telesat Cablevision, Inc..   3,449,889(k)       11.3%           --         --
 700 Universe Blvd.
 Juno Beach, Florida 33408
Booth American Company....   3,571,428          12.6%           --         --
 333 W. Fort Street, 12th
  Floor
 Detroit, MI 48226

--------
(a) The holders of Class B Common Stock are deemed to be beneficial owners of an equal number of shares of Class A Common Stock because Class B Common Stock is convertible into Class A Common Stock on a one-to-one basis. In addition, the following persons own or have the power to direct the voting of shares of Class A Common Stock in the following amounts: John J. Rigas, 431,800 shares--71,700 shares directly and 360,100 shares through Syracuse Hilton Head Holdings, L.P. ("SHHH"); Michael J. Rigas, 193,500 shares--200 shares directly and 193,300 shares through SHHH; Timothy J. Rigas, 193,500 shares--200 shares directly and 193,300 shares through SHHH; James P. Rigas, 193,300 shares indirectly through

   SHHH. John J. Rigas shares voting power with his spouse with respect to 106,300 of such shares held through SHHH. Each of John J. Rigas, Michael J. Rigas, Timothy J. Rigas and James P. Rigas also share voting and dispositive power with respect to 8,506,268 shares of Class A Common Stock beneficially owned by Highland Communications, L.L.C., 9,433,962 shares of Class A Common Stock deemed to be beneficially owned by Highland Preferred Communications, L.L.C., 50,000 shares of Class A Common Stock beneficially owned by Bucktail Broadcasting Corporation, and 1,458,151 shares of Class A Common Stock held by SHHH. See notes (f) and (g) below.

(b) After giving effect to the conversion solely by each individual holder of all of his Class B Common Stock into Class A Common Stock and including all shares of Class A Common Stock, and the conversion into Class A Common Stock of Series C Cumulative Convertible Preferred Stock ("Convertible Preferred Stock"), currently held by such individual holder or over which such individual holder has or shares voting or investment power as disclosed in note (a) above or notes (f) and (g) below, the percentage of Class A Common Stock owned by John J. Rigas, Michael J. Rigas, Timothy J. Rigas and James P. Rigas, and by all executive officers and directors as a group (eight persons), would be 60.4%, 56.3%, 56.3%, 55.4% and 64.3%, respectively. Further, after giving effect to an additional 4,966,540 shares of Class A Common Stock of which John J. Rigas has the right to direct the voting in the election of directors pursuant to the Class B Stockholders Agreement discussed in the paragraph following this table (and assuming the parties to such agreement converted their Class B Common Stock into Class A Common Stock), as to all of which additional shares John J. Rigas disclaims beneficial ownership, the percentage of Class A Common Stock owned by John J. Rigas would be 64.5%.

(c) The amounts shown include 97,949 of the same shares which are owned of record by Dorellenic (a partnership owned principally by the Company's executive officers), and such shares are only included once for "All executive officers and directors as a group." The named Rigas individuals have shared voting and investment power with respect to these shares.

(d) Daniel R. Milliard shares voting and investment power with his spouse with respect to these shares.

(e) Less than 1%.

(f) SHHH, Doris Holdings, L.P. ("Doris"), the general partner of SHHH, and Eleni Acquisition, Inc., the general partner of Doris, are affiliates of John J. Rigas, Michael J. Rigas, Timothy J. Rigas and James P. Rigas, each of whom has shared voting and investment power with respect to the shares held by SHHH. In addition, through irrevocable proxies, each of the above-named individuals shares with SHHH the power to vote or direct the vote of such number of shares of Class A Common Stock held by as is specified in note (a) above.

(g) Highland Communications, L.L.C., Highland Preferred Communications, L.L.C. and Bucktail Broadcasting Corporation beneficially own shares of Class A Common Stock and are subsidiaries of Highland Holdings, L.P. ("Highland"), which may be deemed to share voting and investment power with respect to the shares held by its subsidiaries. See note (a) above. Highland, as beneficially owned, is a general partnership, the general partners of which include John J. Rigas, Michael J. Rigas, Timothy J. Rigas, James P. Rigas and Ellen K. Rigas, each of whom is deemed to share voting and investment power with respect to the shares held by Highland and its subsidiaries. The amount shown includes 9,433,962 shares of Class A Common Stock into which 80,000 shares of the Company's Convertible Preferred Stock held by Highland Preferred Communications, L.L.C. is convertible.

(h) As a holder of Class B Common Stock, Ellen K. Rigas is deemed to be the beneficial owner of an equal number of shares of Class A Common Stock because Class B Common Stock is convertible into Class A Common Stock on a one-to-one basis. In addition, Ellen K. Rigas owns 1,600 shares of Class A Common Stock directly and shares voting and investment power with respect to 17,990,230 shares of Class A Common Stock held by Highland. See note
    (g) above. Ellen K. Rigas is the daughter of John J. Rigas.

(i) After giving effect to the conversion of all of Ellen K. Rigas' Class B Common Stock into shares of Class A Common Stock and including all shares of Class A Common Stock, and the conversion into Class A Common Stock of Convertible Preferred Stock, held by Ellen K. Rigas or over which Ellen K. Rigas has or shares voting or investment power as discussed in note (h) above, the percentage of Class A Common Stock owned by Ellen K. Rigas would be 48.2%.

(j) According to a Schedule 13G and other information provided to the Company, Capital Research and Management Company, an investment adviser, exercises sole dispositive power with respect to 1,784,200 of such shares, and World Fund, Inc., an investment company which is advised by Capital Research and Management Company, has sole voting power over 1,185,800 of such shares.

(k) According to a Schedule 13D, the named entity shares voting and dispositive power over the shares with FPL Group Capital, Inc., the parent of Telesat Cablevision, Inc., FPL Group, Inc., the parent of FPL Group Capital, Inc., and Cable L.P. I, Inc. and Telesat Cablevision of South Florida, Inc., subsidiaries of Telesat Cablevision, Inc. ("Telesat"). Telesat is the Company's joint venture partner in Olympus and is also a holder of in excess of five percent of the Company's Class A Common Stock. The consent of both the Company and Telesat is required under the Olympus partnership agreement for certain material transactions. Mr. Dennis P. Coyle is the nominee of Telesat for election to the Board of Directors of the Company. The amount shown above includes, as beneficially owned, 2,358,490 shares of Class A Common Stock into which 20,000 shares of the Company's Convertible Preferred Stock held by Telesat. John J. Rigas, Michael J. Rigas, Timothy J. Rigas, James P.

  Rigas, Ellen K. Rigas, Daniel R. Milliard, Dorellenic and the Company are parties to a Class B Stockholders Agreement providing that such stockholders shall vote their shares of Common Stock for the election of directors designated by a majority of voting power (as defined in the Agreement) of the shares of Common Stock held by them. The Class B Stockholders Agreement also provides that, in the absence of the consent of the holders of a majority of the voting power of the shares of Common Stock owned by the parties to the Agreement, (i) none of the stockholder parties may sell, assign or transfer all or any part of their shares of Common Stock in a public sale (as defined in the Agreement) without first offering the shares to the other parties to the Agreement and (ii) no stockholder party may accept a bona fide offer from a third party to purchase shares of such stockholder without first offering the shares to the Company and then to the other parties to the Class B Stockholders Agreement. In addition, each party has certain rights to acquire the shares of Common Stock of the others under certain conditions. John J. Rigas has also entered into a Stock Purchase Agreement with the other holder of Class B Common Stock who is not a party to the Class B Stockholders Agreement which gives John J. Rigas certain rights to acquire the shares of Common Stock of such stockholder under certain conditions.

                                  PROPOSAL 3
            APPROVAL OF 1998 LONG-TERM INCENTIVE COMPENSATION PLAN

  On August 31, 1998, the Board of Directors adopted (and recommended for submission to the stockholders for their approval) the Company's 1998 Long-Term Incentive Compensation Plan (the "Plan").

PROPOSED ADELPHIA COMMUNICATIONS CORPORATION 1998 LONG-TERM INCENTIVE COMPENSATION PLAN

  In the judgment of the Board of Directors, it is important that the Company be in a position to grant stock-based incentives to directors, officers, employees and consultants who are responsible for the Company's continued growth, development and future financial success, in order to secure to the Company the advantages of incentive and the sense of proprietorship inherent in stock ownership by such persons, to reward prior performance, to assist in the Company's efforts to recruit, retain and motivate high quality directors and employees, and to further align the interests of such persons with those of stockholders.

GENERAL

  The following description is intended to summarize certain provisions of the Plan if adopted as proposed. The full text of the Plan is set forth in Exhibit A hereto and the following description is qualified in its entirety by reference to Exhibit A.

  Administration. The Plan is to be administered by the full Board of Directors or by a committee of the Board (the "Plan Administrator"). Subject to the terms of the Plan, the Plan Administrator will select from eligible employees those persons to whom awards will be made. The Plan Administrator will determine the terms of each award including the type and number of shares to be included in any award, the price and the period in which any option award may be exercised, the terms and conditions which must be met in order for any such award to vest, the type of consideration to be paid with respect to any such award, and the other terms of the award.

  Eligibility. Awards may be granted under the Plan to directors, officers and employees of and consultants to the Company and its subsidiaries who, in the opinion of the Plan Administrator, are mainly responsible for the continued growth and development and future financial success of the business of the Company. No determination has been made as to the individuals to whom awards may be made, or the amount of awards that may be granted, to any such individual under the Plan.

  Shares Available for Issuance. The Plan provides for the issuance of 3,500,000 shares of Class A Common Stock The number of shares available under the Plan for awards is subject to adjustment to prevent dilution or enlargement of rights. The shares may be either authorized and unissued shares or shares held in the treasury of the Company. Shares covered by awards granted under the Plan that terminate or expire without being exercised, shares returned to the Plan in payment of an exercise price of an option or for any tax obligation and, in certain cases, shares that are awarded pursuant to the Plan but that are forfeited, will remain available for the future granting of awards under the Plan. No Incentive Stock Options (as defined below) can be granted under the Plan after July 27, 2008.

  Stock Options. The Plan provides for the Plan Administrator, in its discretion, to grant options either in the form of incentive stock options ("Incentive Stock Options") qualified as such under the Internal Revenue Code of 1986, as amended, or other options ("Nonstatutory Stock Options"). See "Federal Income Tax Consequences" below for a summary of the differing tax consequences of Incentive Stock Options and Nonstatutory Stock Options. The aggregate fair market value of the shares with respect to which Incentive Stock Options are first exercisable by the optionee in any calendar year may not exceed $100,000 determined at the time of the grant. Options designated as Incentive Stock Options in excess of such limitation automatically are reclassified as Nonstatutory Stock Options, as described in the Plan.

  The price at which each share covered by an option granted under the Plan may be purchased will be determined in each case by the Plan Administrator but may not be less than the fair market value at the time the option is granted. Fair market value is defined to mean (i) the closing sale price of the Class A Common Stock on the day before the date in question (or if no sales were reported on such day, on the next preceding day on which sales were reported) if the Class A Common Stock is listed for trading on a national securities exchange, the Nasdaq National Market or other last reported sale system; (ii) if last reported sales information is not available for the Class A Common Stock, the closing bid price on the day before the date in question; or (iii) if the Common Stock is not listed for trading or quoted in a quotations system, a price determined by the Plan Administrator. On September 3, 1998, such fair market value for the Class A Common Stock was $36.50 per share.

  The option price of each share purchased pursuant to an option shall be paid in full at the time of each exercise of the option (i) in cash, (ii) through a cashless exercise procedure in which a broker sells sufficient shares to deliver the exercise price to the Company or (iii) in the discretion of the Plan Administrator, (a) by delivering shares of Capital Stock (held by the participant for at least six (6) months) having an aggregate fair market value equal to the option price of the shares being purchased; (b) through an election to withhold shares of Capital Stock otherwise issuable having an aggregate fair market value equal to the option price of the shares being purchased; or (c) through any combination of the foregoing.

  Stock Appreciation Rights. The Plan Administrator may, from time to time, subject to the provisions of the Plan, grant stock appreciation rights ("SARs") to eligible participants. Such SARs may be granted (i) alone, (ii) simultaneously with the grant of an option (either an Incentive Stock Option or Nonstatutory Stock Option) and in conjunction therewith or in the alternative thereto or (iii) subsequent to the grant of a Nonstatutory Stock Option and in conjunction therewith or in the alternative thereto.

  An SAR shall entitle the holder upon exercise thereof to receive from the Company, upon request, (i) a number of shares of Common Stock, (ii) cash, or
(iii) any combination of shares of Common Stock and cash, as specified in the request (but subject to the approval of the Plan Administrator in its sole discretion as to the making of any cash payment), having an aggregate fair market value equal to the product of (i) the excess of the fair market value, on the day of such request, of one share of Common Stock over the exercise price per share specified in such SAR or its related option, multiplied by
(ii) the number of shares of Common Stock for which such SAR was exercised.

  The exercise price of an SAR granted alone shall be determined by the Plan Administrator. An SAR granted simultaneously with or subsequent to the grant of an option and in conjunction therewith or in the alternative thereto will have the same exercise price as the related option, will be transferable only upon the same terms and conditions as the related option, and will be exercisable only to the same extent as the related Option; provided, however, that an SAR, by its terms, will be exercisable only when the fair market value of the Common Stock subject to the SAR and related option exceeds the exercise price thereof.

  Upon exercise of an SAR granted simultaneously with or subsequent to an option and in the alternative thereto, the number of shares of Common Stock for which the related option will be exercisable shall be reduced by the number of shares of Common Stock for which the SAR shall have been exercised. The number of shares of Common Stock for which an SAR shall be exercisable will be reduced upon any exercise of a related option by the number of shares of Common Stock for which such option will have been exercised.

  Any SAR shall be exercisable upon such additional terms and conditions as may be prescribed by the Plan Administrator.

  An option or SAR may be exercised in whole at any time or in part from time to time within such period as may be determined by the Plan Administrator provided that the period for an Incentive Stock Option may not exceed ten years from the granting of the option. If the grantee ceases to be employed by the Company or any of its subsidiaries, the option or SAR may be exercised only within three months after the termination of employment and within the period, or, if such termination was due to disability or retirement, within one year after termination of employment and within the period, unless such termination of employment shall be for cause or the person becomes affiliated with a competing business, in which case the option shall terminate. In the discretion of the Plan Administrator, the period may be extended for up to three years from the date of termination regardless of the original period. Further, the option or SAR may be exercised only within one year after the grantee's death and within the period and only by the optionee's personal representatives or persons entitled thereto under the grantee's will or the laws of the descent and distribution.

  Share Awards; Phantom Stock. The Plan Administrator may from time to time award shares or stock equivalent units with a value equal to the Common Stock ("Phantom Stock") to participants pursuant to share award agreements which may contain such terms and conditions as the Plan Administrator shall determine. The Plan Administrator may establish such vesting period, schedule and criteria as it deems appropriate for each such award, such as vesting in installments upon the achievement by the Company or grantee of specified periods of continued employment, specific performance criteria or other goals. If the grantee or the Company, as the case may be, fails to achieve the designated goals or the grantee ceases to be employed by the Company for any reason prior to the expiration of the vesting period, the grantee will forfeit all non-vested shares in the award.

  Allotment of Shares. Not more than 25% of the aggregate number of shares subject to the Plan may be awarded in the aggregate to any one individual excluding shares covered by an option previously granted to the individual to the extent it has expired or terminated without being exercised and excluding shares to the extent the award has terminated without such shares having vested.

  Change in Control. The Plan provides that in the event of a change in control of the Company (as defined in the Plan to exclude transactions involving the Rigas Family or any affiliate of the Rigas Family), (a) all options and SARs that become exercisable in installments shall become immediately exercisable in full, (b) an optionee who ceases to be employed by the Company or a subsidiary within one year following the change in control may in all events exercise his or her options and SARs for a period of three months after the termination of employment and within the option period, and
(c) all awards of shares and Phantom Stock which have not previously vested shall become vested.

  Tax Withholding. When shares are issued under the Plan, or if an optionee makes a disqualifying disposition of shares acquired upon exercise of an Incentive Stock Option, the Company has the right to require the optionee to remit to the Company an amount sufficient to satisfy required income tax withholding. In the discretion of the Plan Administrator, the grantee may elect to satisfy this withholding obligation by requesting that the Company withhold shares of stock otherwise issuable to him or her or by delivering to the Company previously owned shares. All such elections will be subject to the approval of the Plan Administrator.

  Amendment or Discontinuance. The Board of Directors may alter, amend, suspend or discontinue the Plan, provided that no such action may deprive any person without such person's consent of any rights granted under the plan.

  Federal Income Tax Consequences. In general, under the Code as presently in effect, a participant will not be deemed to receive any income for federal income tax purposes at the time an option or SAR is granted or a stock award, subject to restrictions, or Phantom Stock award is made, nor will the Company be entitled to a tax deduction at that time. When any part of an option or SAR is exercised, when restrictions on restricted stock or Phantom Stock lapse or when an unrestricted stock award is made, the federal income tax consequences may be summarized as follows:

  1. In the case of an exercise of a non-qualified stock option or a SAR, the participant will recognize ordinary income in an amount equal to the difference between the option price and the fair market value of the Common Stock on the exercise date.

  2. In the case of performance share awards or restricted stock awards, the immediate federal income tax effect for the recipient will depend on the nature of the restrictions. Generally, the value of the Common Stock will not be taxable to the recipient as ordinary income until the year in which his or her interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. However, the recipient may elect to recognize income when the stock is received, rather than when his or her interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. If the recipient makes this election, the amount taxed to the recipient as ordinary income is determined as of the date of receipt of the restricted stock. Unrestricted stock awards will generally be taxable as ordinary income to the recipient upon receipt.

  3. In the case of an ISO, there is no tax liability at the time of exercise. However, the excess of the Fair Market Value of the Common Stock on the exercise date over the option price is included in the participant's income for purposes of the alternative minimum tax. If no disposition of the ISO stock is made before the later of one year from the date of exercise or two years from the date the ISO is granted, the participant will realize a long-term capital gain or loss upon a sale of the stock; if the stock is not held for the required period, ordinary income tax treatment will generally apply to the amount of any gain at sale or exercise, whichever is less, and the balance of any gain or loss will be treated as capital gain or loss (long-term or short-term, depending on whether the shares have been held for more than one year).

  4. Upon the exercise of a non-qualified stock option or SAR, the award of unrestricted stock, or the recognition of income on restricted stock, the Company will generally be allowed an income tax deduction equal to the ordinary income recognized by the employee. The Company does not receive an income tax deduction as a result of the exercise of an ISO, provided that the ISO stock is held for the required period as described above. If the ISO is not held for such required period and ordinary income tax treatment is applied to the amount of any gain at sale or exercise by the recipient, the Company will generally receive an income tax deduction for a corresponding amount. When a cash payment is made pursuant to the award, the recipient will recognize the amount of the cash payment as ordinary income, and the Company will generally be entitled to a deduction in the same amount.

  THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON AWARD RECIPIENTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE MAY RESIDE.

  Because executive officers (who may also be members of the Board) are eligible to receive awards under the Plan, each of them has a personal interest in the approval of these amendments.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors of the Company recommends a vote FOR the approval of the Plan.

                   FORM 10-K ANNUAL REPORT TO THE SECURITIES
                            AND EXCHANGE COMMISSION

  A COPY OF THE ANNUAL REPORT ON FORM 10-K (EXCLUDING EXHIBITS) OF THE COMPANY FOR THE FISCAL YEAR ENDED MARCH 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED FREE OF CHARGE, UPON WRITTEN REQUEST, TO STOCKHOLDERS WHO HAVE NOT PREVIOUSLY RECEIVED A COPY FROM THE COMPANY. WRITTEN REQUESTS MAY BE DIRECTED TO THE SECRETARY, ADELPHIA COMMUNICATIONS CORPORATION, MAIN AT WATER STREET, COUDERSPORT, PENNSYLVANIA 16915.

                                 OTHER MATTERS

  The Company knows of no other matters to be presented for action at the meeting. If any other matters should properly come before the meeting, however, it is intended that votes will be cast pursuant to the proxy in respect thereto in accordance with the best judgment of the persons acting as proxies.

  The Company will pay the expense in connection with the printing, assembling and mailing to the holders of capital stock of the Company the notice of meeting, this proxy statement and the accompanying form of proxy. In addition to the use of the mails, proxies may be solicited by directors, officers or regular employees of the Company personally or by telephone or telegraph. The Company may request the persons holding stock in their names, or in the names of their nominees, to send proxy material to and obtain proxies from their principals, and will reimburse such persons for their expense in so doing.

  The Company's certified public accountants during fiscal 1998 were, and for fiscal 1999 will be, Deloitte & Touche LLP. Such accountants are not expected to attend the Annual Meeting.

STOCKHOLDER PROPOSALS

  Stockholders who intend to submit a proposal at the Annual Meeting of the stockholders of the Company expected to be held in October 1999 must submit such proposal to the attention of the Secretary of the Company at the address of its executive offices no later than May 1, 1999.

                                   EXHIBIT A

                      ADELPHIA COMMUNICATIONS CORPORATION

                  1998 LONG-TERM INCENTIVE COMPENSATION PLAN

  SECTION 1. ESTABLISHMENT. There is hereby established the Adelphia Communications Corporation 1998 Long-Term Incentive Compensation Plan (hereinafter called the "Plan") pursuant to which directors, officers, employees and consultants of Adelphia Communications Corporation ("Adelphia"), or any parent or subsidiary of Adelphia (hereinafter collectively called the "Company") who are mainly responsible for its continued growth and development and future financial success may be granted options to purchase shares of Common Stock of Adelphia (as defined in Section 5 below), stock appreciation rights ("SARs") and/or may receive awards of shares of Common Stock or stock equivalent units in order to secure to the Company the advantage of the incentive and sense of proprietorship inherent in stock ownership by such persons, to reward such persons for services previously performed and/or as an added inducement to continue to provide service to the Company.

  SECTION 2. DURATION. Incentive Stock Options (as hereinafter defined) under this Plan may be granted only within the ten-year period beginning on the Effective Date (as defined in Section 20 hereof). Any Incentive Stock Options outstanding after the expiration of such ten-year period may be exercised within the periods prescribed by Section 8.

  SECTION 3. ADMINISTRATION. The Plan shall be administered by the full Board of Directors of Adelphia or one or more committees of such Board of Directors (the "Plan Administrator"). Subject to the provisions of the Plan, the Plan Administrator is authorized to construe the Plan and any award under the Plan, to amend awards and to adopt such rules and regulations and to take such action in the administration of the Plan as it shall deem proper. The determination of the Plan Administrator or any and all such matters shall be conclusive.

  SECTION 4. ELIGIBILITY. Directors, officers, employees and consultants of the Company who, in the opinion of the Plan Administrator, are mainly responsible for the continued growth and development and future financial success of the business shall be eligible to participate in the Plan. The Plan Administrator shall, in its sole discretion, from time to time, select from such eligible persons those to whom options or SARs shall be granted or shares or stock equivalent units awarded and determine the number of shares to be included in such option, SAR or award. No participant shall have any right to receive an option, SAR, share award or stock equivalent unit except as the Plan Administrator in its discretion shall determine. The terms "subsidiary" and "parent" where used in the Plan or in any stock option agreement entered into under the Plan means a "subsidiary corporation" and a "parent corporation," respectively, as such terms are defined in Section 424 of the Internal Revenue Code of 1986, as it may be amended from time to time (the "Code").

  SECTION 5. SHARES SUBJECT TO THE PLAN. The initial number of shares of stock which may be issued pursuant to the Plan shall be 3,500,000 shares of the Class A Common Stock, par value $.01 per share, of Adelphia (the "Common Stock"); provided, however, that: (a) the number of shares of Common Stock to be issued pursuant to the Plan is subject to adjustment as provided in Section 13; and (b) to the extent that (i) options or SARs granted under the Plan shall expire or terminate without being exercised, (ii) shares are returned to the Plan in payment of the exercise price of an option or for any tax obligation as permitted by this Plan and any relevant option agreement, or
(iii) shares or stock equivalent units awarded under the Plan shall be forfeited, such shares shall remain available or again become eligible for purposes of the Plan. To the extent that an SAR is granted in conjunction with an option, the shares covered by such SAR and option shall be counted only once. Common Stock to be issued under the Plan may be either authorized and unissued shares or shares held in treasury by Adelphia.

  SECTION 6. TYPES OF OPTIONS. Options granted pursuant to the Plan may be either options which are incentive stock options under Section 422 of the Code (hereinafter called "Incentive Stock Options") or other options (hereinafter called "Nonstatutory Stock Options"). Incentive Stock Options and Nonstatutory Stock

Options shall be granted separately hereunder. The Plan Administrator, in its discretion, shall determine whether and to what extent options shall be granted under the Plan and whether such options granted shall be Incentive Stock Options or Nonstatutory Stock Options. The provisions of the Plan and any stock option agreement pursuant to which Incentive Stock Options shall be issued shall be construed in a manner consistent with Section 422 of the Code (or any successor provision) and rules and regulations promulgated or proposed thereunder.

  SECTION 7. STOCK APPRECIATION RIGHTS. The Plan Administrator may, from time to time, subject to the provisions of the Plan, grant SARs to eligible participants. Such SARs may be granted (i) alone, (ii) simultaneously with the grant of an option (either an Incentive Stock Option or Nonstatutory Stock Option) and in conjunction therewith or in the alternative thereto or (iii) subsequent to the grant of a Nonstatutory Stock Option and in conjunction therewith or in the alternative thereto.

    (a) An SAR shall entitle the holder upon exercise thereof to receive from Adelphia, upon a written request filed with the Secretary of Adelphia at its principal offices (the "Request"), (i) a number of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Plan Administrator in its sole discretion), (ii) an amount of cash, or (iii) any combination of shares of Common Stock and cash, as specified in the Request (but subject to the approval of the Plan Administrator in its sole discretion, at any time up to and including the time of payment, as to the making of any cash payment), having an aggregate fair market value equal to the product of (i) the excess of the fair market value, on the day of such Request, of one share of Common Stock over the exercise price per share specified in such SAR or its related option, multiplied by (ii) the number of shares of Common Stock for which such SAR shall be exercised.

    (b) The exercise price of an SAR granted alone shall be determined by the Plan Administrator. An SAR granted simultaneously with or subsequent to the grant of an option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related option, shall be transferable only upon the same terms and conditions as the related option, and shall be exercisable only to the same extent as the related Option; provided, however, that an SAR, by its terms, shall be exercisable only when the fair market value of the Common Stock subject to the SAR and related option exceeds the exercise price thereof.

    (c) Upon exercise of an SAR granted simultaneously with or subsequent to an option and in the alternative thereto, the number of shares of Common Stock for which the related option shall be exercisable shall be reduced by the number of shares of Common Stock for which the SAR shall have been exercised. The number of shares of Common Stock for which an SAR shall be exercisable shall be reduced upon any exercise of a related option by the number of shares of Common Stock for which such option shall have been exercised.

    (d) Any SAR shall be exercisable upon such additional terms and conditions as may be prescribed by the Plan Administrator.

    (e) Any election by a holder of an SAR to receive cash in full or partial settlement of such SAR, and any exercise of such SAR for cash, may be made only by a Request filed with the Secretary. Within thirty (30) days of the receipt by the Secretary of a Request to receive cash in full or partial settlement of an SAR or to exercise such SAR for cash, the Plan Administrator shall, in its sole discretion, either consent to or disapprove, in whole or in part, such Request. A Request to receive cash in full or partial settlement of an SAR may provide that, in the event the Plan Administrator shall disapprove such Request, such Request shall be deemed to be an exercise of such SAR for shares of Common Stock.

    (f) If the Committee disapproves in whole or in part any election by a holder to receive cash in full or partial settlement of an SAR or to exercise such SAR for cash, such disapproval shall not affect such holder's right to exercise such SAR at a later date, to the extent that such SAR shall be otherwise exercisable, or to elect the form of payment at a later date, provided that an election to receive cash upon such later exercise shall be subject to the approval of the Plan Administrator. Additionally, such disapproval shall not affect such holder's right to exercise any related option or options granted to such holder under the Plan.

  SECTION 8. TERMS OF OPTIONS AND SARS. Each option or SAR granted under the Plan shall be evidenced by an agreement between Adelphia and the person to whom such option or SAR is granted and shall be subject to the following terms and conditions:

    (a) Subject to adjustment as provided in Section 13 of this Plan, the price at which each share covered by an option may be purchased shall be determined in each case by the Plan Administrator; provided, however, that such price shall not, in the case of an Incentive Stock Option, be less than the fair market value thereof at the time the option is granted. If an optionee owns (or is deemed to own under applicable provisions of the Code and rules and regulations promulgated thereunder) more than ten percent (10%) of the combined voting power of all classes of the stock of the Company and an option granted to such optionee is intended to qualify as an Incentive Stock Option, the option price shall be no less than 110% of the fair market value of the Common Stock covered by the option on the date the option is granted.

    (b) The aggregate fair market value of shares of Common Stock with respect to which Incentive Stock Options are first exercisable by the optionee in any calendar year (under all plans of the Company) shall not exceed the limitations, if any, imposed by Section 422(d) of the Code (or any successor provision). If any option designated as an Incentive Stock Option, either alone or in conjunction with any other option or options, exceeds the foregoing limitation, the portion of such option in excess of such limitation shall automatically be reclassified (in whole share increments and without fractional share portions) as a Nonstatutory Stock Option, with later granted options being so reclassified first.

    (c) Neither an option nor an SAR shall be transferable by the participant otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order. After the death of the participant, the option or SAR may be transferred to Adelphia upon such terms and conditions, if any, as the Plan Administrator and the personal representative or other person entitled to the option or SAR may agree within the period specified in subsection 8(d)(iii) hereof.

    (d) An option or SAR may be exercised in whole at any time, or in part from time to time, within such period or periods (not to exceed ten years from the granting of the option in the case of an Incentive Stock Option) as may be determined by the Plan Administrator and set forth in the agreement (such period or periods being hereinafter referred to as the "option period"), provided that, unless the agreement provides otherwise:

      (i) If a participant who is an employee of the Company shall cease to be employed by the Company, all options and SARs may be exercised only within three months after the termination of employment and within the option period or, if such termination was due to disability or retirement (as hereinafter defined), within one year after termination of employment and within the option period, unless such termination of employment shall be for Cause (as defined herein) or the participant becomes an officer or director of, a consultant to or employed by a Competing Business (as defined herein), in which case all options and SARs shall forthwith terminate; provided, however, that the Plan Administrator may in its sole discretion extend the option period of any option or SAR for up to three years from the date of termination of employment regardless of the original option period. For purposes of the Plan, retirement shall mean the termination of employment with the Company, other than for Cause, at any time after the age 65.

      For purposes of this Plan, the term "Cause" shall mean (a) with respect to an individual who is party to a written agreement with the Company which contains a definition of "cause" or "for cause" or words of similar import for purposes of termination of employment thereunder by the Company,

    "cause" or "for cause" as in defined in such agreement; (b) in all other cases (I) the willful commission by an employee of a criminal or other act that causes substantial economic damage to the Company or substantial injury to the business reputation of the Company; (II) the commission of an act of fraud in the performance of such person's duties to or on behalf of the Company; (III) the continuing willful failure of a person to perform the duties of such person to the Company (other than a failure to perform duties resulting from such person's incapacity due to illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the person by the Board of Directors of Adelphia or the Plan Administrator. For purposes of the Plan, no act, or failure to act, on the part of any person shall be considered "willful" unless done or omitted to be done by the person in good faith and without reasonable belief that the person's action or omission was in the best interest of the Company.

      For purposes of this Plan, the term "Competing Business" shall mean: any person, corporation or other entity engaged in the business of (a) providing telecommunications alternate access network systems or (b) selling or attempting to sell any product or service which is the same as or similar to products or services sold by the Company within the last three (3) years prior to termination of person's employment, consultant relationship or directorship, as the case may be, hereunder.

      (ii) If a participant who is a director of the Company shall cease to serve as a director of the Company, the option or SAR may be exercised only within three months after the cessation of service and within the option period or, if such cessation was due to disability, within one year after cessation of service and within the option period; unless such cessation of service as a director was the result of removal for Cause or the participant becomes an officer or director of, a consultant to or employed by a Competing Business, in which case any options and SARs shall forthwith terminate; provided, however, that the Plan Administrator may in its sole discretion extend the option period of any option or SAR for up to three years from the date of cessation of service regardless of the original option period;

      (iii) If the optionee shall die, the option or SAR may be exercised only within one year after the participant's death and within the option period and only by the participant's personal representative or persons entitled thereto under the participant's will or the laws of descent and distribution;

      (iv) The option or SAR may not be exercised for more shares (subject to adjustment as provided in Section 13) after the termination of the participant's employment, cessation of service as a director or the participant's death, as the case may be, than the participant was entitled to purchase thereunder at the time of the termination of the participant's employment or the participant's death; and

      (v) If a participant owns (or is deemed to own under applicable provisions of the Code and rules and regulations promulgated thereunder) more than 10% of the combined voting power of all classes of stock of the Company (or any parent or subsidiary corporation of the Company) and an option granted to such participant is intended to qualify as an Incentive Stock Option, the option by its terms may not be exercisable after the expiration of five years from the date such option is granted.

    (e) The option exercise price of each share purchased pursuant to an option shall be paid in full at the time of each exercise (the "Payment Date") of the option (i) in cash; (ii) by delivering to Adelphia a notice of exercise with an irrevocable direction to a broker-dealer registered under the Securities Exchange Act of 1934, as amended, to sell a sufficient portion of the shares and deliver the sale proceeds directly to Adelphia to pay the exercise price; (iii) in the discretion of the Plan Administrator, through the delivery to Adelphia of previously-owned shares of Common Stock having an aggregate fair market value equal to the option price of the shares being purchased pursuant to the exercise of the option; provided, however, that shares of Common Stock delivered in payment of the option price must have been held by the participant for at least six (6) months in order to be utilized to pay the option price; (iv) through an election pursuant to Section 9 hereof to have shares of Common Stock otherwise issuable to the optionee withheld to pay the exercise price of such option; or (v) in the discretion of the Plan Administrator, through any combination of the payment procedures set forth in subsections
  (i)-(iv) of this Section 8(e).

    (f) The Plan Administrator, in its discretion, may authorize "stock retention options" which provide, upon the exercise of an option previously granted under this Plan (a "prior option"), using previously owned shares, for the automatic issuance of a new option under this Plan with an exercise price equal to the current fair market value and for up to the number of shares equal to the number of previously-owned shares delivered in payment of the exercise price of the prior option. Such stock retention option shall have the same option period as the prior option.

    (g) Nothing contained in the Plan nor in any stock option, SAR, share award or stock equivalent agreement shall confer upon any participant any right with respect to the continuance of employment by the Company nor interfere in any way with the right of the Company to terminate his employment or change his compensation at any time.

    (h) The Plan Administrator may include such other terms and conditions not inconsistent with the foregoing as the Plan Administrator shall approve. Without limiting the generality of the foregoing sentence, the Plan Administrator shall be authorized to determine that options or SARs shall be exercisable in one or more installments during the term of the option and the right to exercise may be cumulative as determined by the Plan Administrator.

  SECTION 9. SHARE WITHHOLDING.

    (a) An optionee may, in the sole discretion of the Plan Administrator, pay the exercise price of an option, in whole or in part, by requesting that Adelphia withhold shares of stock otherwise issuable to the optionee having a fair market value equal to the portion of the exercise price of the option being paid pursuant to such election (a "Share Withholding Election").

    (b) A Share Withholding Election must be in writing and must be delivered to Adelphia no later than with the delivery of the notice of exercise of the option.

  SECTION 10. SHARE AWARDS; PHANTOM STOCK.

    (a) The Plan Administrator may, from time to time, subject to the provisions of the Plan, award shares of Common Stock or stock equivalent units with a value equal to the Common Stock ("Phantom Stock") to participants.

    (b) The award of shares or Phantom Stock shall be evidenced by an agreement executed by Adelphia and the grantee setting forth the number of shares of Common Stock or Phantom Stock awarded, the vesting period, the vesting schedule or criteria and such other terms and conditions as the Plan Administrator may determine.

    (c) The grantee of a share award shall receive shares of Common Stock without payment to Adelphia immediately upon grant; provided, however, that the grantee's ownership of such shares shall be subject to the following terms and conditions:

      (i) Any award of shares to a participant shall vest in installments upon achievement by the Company or grantee of specified performance goals as determined by the Plan Administrator and as provided in the share award agreement;

      (ii) If the grantee or the Company, as the case may be, fails to achieve the designated goals or the grantee ceases to be employed by the Company for any reason (including death, permanent disability or retirement) prior to the expiration of the vesting period, the grantee shall forfeit all shares so awarded which have not then vested;

      (iii) A grantee who has received a share award pursuant to the Plan shall have all rights of a stockholder in such Common Stock, including but not limited to the right to vote and receive dividends with respect thereto; provided, however, that shares awarded pursuant to the Plan which have not vested may not be sold or otherwise transferred by the grantee and stock certificates representing such shares shall bear a restrictive legend to that effect; and

      (iv) Adelphia may, in the discretion of the Plan Administrator, retain possession of the stock certificate for the shares awarded under any share award until all restrictions on such ownership have vested or lapsed.

    (d) A vested Phantom Stock award shall entitle the holder thereof to receive from Adelphia the consideration provided for in the agreement with respect to the Phantom Stock award, including (i) cash in an amount equal to the number of units of Phantom Stock covered by the award multiplied by the fair market value of the Common Stock on the date of exercise of the Phantom Stock or (ii) shares of Common Stock. A holder of Phantom Stock shall have no rights of a stockholder.

    SECTION 11. LIMITATION ON OPTIONS AND AWARDS. The aggregate number of shares covered by any options, SARs, share awards or Phantom Stock awards granted to one person shall not exceed twenty-five percent (25%) of the aggregate number of shares subject to the Plan as provided in Section 5 hereof.

  SECTION 12. TAX WITHHOLDING.

    (a) Whenever shares are to be issued or cash is to be paid under the Plan, Adelphia shall have the right to require the participant to remit to Adelphia an amount sufficient to satisfy federal, state and local tax withholding requirements prior to the delivery of any certificate for shares or any proceeds; provided, however, that in the case of a participant who receives an award of shares under the Plan which is not fully vested, the participant shall remit such amount on the first business day following the Tax Date. The "Tax Date" for purposes of this Section 12 shall be the date on which the amount of tax to be withheld is determined. If a participant makes a disposition of shares acquired upon the exercise of an Incentive Stock Option within either two years after the option was granted or one year after the receipt of stock by the participant, the participant shall promptly notify Adelphia and Adelphia shall have the right to require the participant to pay to Adelphia an amount sufficient to satisfy federal, state and local tax withholding requirements.

    (b) A participant who is obligated to pay Adelphia an amount required to be withheld under applicable tax withholding requirements may pay such amount (i) in cash; (ii) in the discretion of the Plan Administrator, through the delivery to Adelphia of previously-owned shares of Common Stock having an aggregate fair market value on the Tax Date equal to the tax obligation provided that the previously owned shares delivered in satisfaction of the withholding obligations must have been held by the participant for at least six (6) months; or (iii) in the discretion of the Plan Administrator, through a combination of the procedures set forth in subsections (i) an (ii) of this Section 12(b).

    (c) A participant who is obligated to pay to Adelphia an amount required to be withheld under applicable tax withholding requirements in connection with either the exercise of a Nonstatutory Stock Option or a share award under the Plan may, in the discretion of the Plan Administrator, elect to satisfy this withholding obligation, in whole or in part, by requesting that Adelphia withhold shares of stock otherwise issuable to the participant having a fair market value on the Tax Date equal to the amount of the tax required to be withheld; provided, however, that shares may be withheld by Adelphia only if such withheld shares have vested. Any fractional amount shall be paid to Adelphia by the optionee in cash or shall be withheld from the participant's next regular paycheck.

    (d) An election by a participant to have shares of stock withheld to satisfy federal, state and local tax withholding requirements pursuant to
  Section 12(c) (a "Tax Withholding Election") must be in writing and delivered to Adelphia prior to the Tax Date.

  SECTION 13. ADJUSTMENT OF NUMBER AND PRICE OF SHARES.

    The following shall be subject to the provisions of Section 5(a) of this Plan.

    (a) In the event that a dividend shall be declared upon the Common Stock of Adelphia payable in shares of said stock, the number of shares of Common Stock covered by each outstanding option and the number of shares which may be issued pursuant to the Plan but are not yet covered by outstanding options shall be adjusted by adding thereto the number of shares of Common Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend.

    (b) In the event that the outstanding shares of Common Stock of Adelphia shall be changed into or exchanged for a different number or kind of shares of stock or other securities of Adelphia or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for the shares of Common Stock covered by each outstanding option, and the shares which may be issued pursuant to the Plan but are not yet covered by outstanding options, the number and kind of shares of stock or other securities which would have been substituted therefor if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such changed or substituted stock or other securities.

    (c) In the event there shall be any change, other than specified in this
  Section 13, in the number or kind of outstanding shares of Common Stock of Adelphia or of any stock or other securities into which such Common Stock shall be changed or for which it shall have been exchanged, then, if the Board of Directors shall determine, in its discretion, that such change equitably requires an adjustment in the number or kind of shares covered by outstanding options and the shares which may be issued pursuant to the Plan but are not yet covered by outstanding options, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes of the Plan and on each outstanding stock option agreement.

    (d) In the event that, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board of Directors shall authorize the issuance or assumption of a stock option or stock options in a transaction to which
  Section 424(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Plan Administrator may grant an option or options upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old option, or substitution of a new option for the old option, in conformity with the provisions of Code Section 424(a) and the rules and regulations thereunder, as they may be amended from time to time.

    (e) No adjustment or substitution provided for in this Section 13 shall require Adelphia to issue or to sell a fractional share under any stock option agreement or share award agreement and the total adjustment or substitution with respect to each stock option and share award agreement shall be limited accordingly.

    (f) In the case of any adjustment or substitution provided for in this
  Section 13, the option price per share in each stock option agreement shall be equitably adjusted by the Board of Directors to reflect the greater or lesser number of shares of stock or other securities into which the stock covered by the option may have been changed or which may have been substituted therefor.

  SECTION 14. FAIR MARKET VALUE. In any determination of fair market value of the Common Stock hereunder, fair market value, as to any date, shall mean (i) the closing sale price of the Common Stock on the day before the date in question (or if no sales were reported on such day, on the next preceding day on which sales were reported) if the Common Stock is listed for trading on a national securities exchange, the Nasdaq National Market or other last reported sale system; (ii) if last reported sales information is not available for the Common Stock, the closing bid price on the day before the date in question; or (iii) if the Common Stock is not listed for trading or quoted in a quotations system, a price determined by the Plan Administrator. In all cases, the determination by the Plan Administrator of fair market value shall be conclusive.

  SECTION 15. CHANGE IN CONTROL.

    (a) In the event of a Change in Control of Adelphia, as hereinafter defined, the following provisions shall apply to options, SARs, share awards and Phantom Stock previously awarded under the Plan, notwithstanding any provision herein or in any agreement to the contrary:

      (i) All options or SARs which provide for exercise in one or more installments shall become immediately exercisable in full;

      (ii) If any optionee shall cease to be employed by the Company within one (1) year following a Change in Control, then the option or SAR, as the case may be, may in all events be exercised for a period of three months after such termination of employment if otherwise within the option period;

      (iii) All awards of shares and Phantom Stock under the Plan which have not previously vested shall become vested.

    (b) The term "Change in Control" shall mean a change in control of Adelphia of a nature that would be required to be reported in response to
  Item 6(e) of Schedule 14A promulgated under the Exchange Act as in effect on the date thereof or, if Item 6(e) is no longer in effect, any regulations issued by the Securities and Exchange Commission pursuant to the Exchange Act which serve similar purposes, other than any event or series of events the result of which is that John J. Rigas and/or members of his family (the "Rigas Family") or any affiliate of the Rigas Family obtains or maintains control; provided that, without limitation, such a Change in Control shall be deemed to have occurred if: (i) Adelphia shall be merged or consolidated with another corporation or entity, other than the Rigas Family or a corporation or entity which is an "affiliate" of the Rigas Family (as such term is defined in Rule 144(a) promulgated under the Securities Act of 1933), or (ii) Adelphia shall sell all or substantially all of its operating properties and assets to another person, group of associated persons or corporation, excluding the Rigas Family or any affiliate of the Rigas Family, if any, or (iii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than the Rigas Family or any affiliate of the Rigas Family, is or becomes a beneficial owner, directly or indirectly, of securities of Adelphia representing 25% or more of the combined voting power of Adelphia's then outstanding securities coupled with or followed by the election as directors of Adelphia of persons who were not directors at the time of such acquisition if such person shall elect a majority of the Board of Directors of Adelphia.

  SECTION 16. AMENDMENT AND DISCONTINUANCE. The Board of Directors may alter, amend, suspend or discontinue the Plan, provided that no such action shall deprive any person without such person's consent of any rights theretofore granted pursuant hereto.

  SECTION 17. COMPLIANCE WITH GOVERNMENTAL REGULATIONS. Notwithstanding any provision of the Plan or the terms of any agreement entered into pursuant to the Plan, Adelphia shall not be required to issue any shares hereunder prior to registration of the shares subject to the Plan under the Securities Act of 1933 or the Exchange Act, if such registration shall be necessary, or before compliance by Adelphia or any participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with other federal and state laws and regulations and rulings thereunder, including the rules any applicable exchange or of the Nasdaq Stock Market. Adelphia shall use its best efforts to effect such registrations and to comply with such laws, regulations and rulings forthwith upon advice by its counsel that any such registration or compliance is necessary.

  SECTION 18. COMPLIANCE WITH SECTION 16. With respect to persons subject to
Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 (or its successor rule). To the extent that any grant of an option, SAR, share award or Phantom Stock award fails to so comply, it shall be deemed null and void to the extent permitted by law and to the extent deemed advisable by the Plan Administrator.

  SECTION 19. PARTICIPATION BY FOREIGN NATIONALS. The Plan Administrator may, in order to fulfill the purposes of the Plan and without amending the Plan, modify grants to foreign nationals or United States citizens employed abroad in order to recognize differences in local law, tax policy or custom.

  SECTION 20. EFFECTIVE DATE OF PLAN. The Effective Date of the Plan is July 28, 1998, subject to approval of the Plan by the holders of a majority of the outstanding shares of all classes of common stock of Adelphia at its 1998 Annual Meeting of Stockholders.

                                     PROXY

                      ADELPHIA COMMUNICATIONS CORPORATION

  This Proxy is Solicited On Behalf Of The Board of Directors Of The Company


The undersigned hereby appoints John J. Rigas, Timothy J. Rigas and Daniel R. Milliard, or any one or more of them, with power of substitution to each, as proxies to represent and to vote as designated on the reverse all the shares of Class A Common Stock held of record at the close of business on August 19, 1998 by the undersigned at the annual meeting of the stockholders of Adelphia Communications Corporation to be held at the Coudersport Theater, Main Street, Coudersport, Pennsylvania on October 6, 1998 at 10:00 a.m. and at any adjournment thereof.

               (Please sign on reverse side and return promptly)

A [X]  Please mark your
       votes as in this
       example



                                               WITHHOLD
                          FOR                  AUTHORITY
                      all nominees          to vote for all
                     listed at right    nominees listed at right

1. Election of            [ ]                      [ ]
   Director --
   Class A

2. Election of Directors -- Class A and B

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name.)




The Board of Directors recommends a vote "FOR" proposals numbered 1, 2, 3 and 4.

Nominees:

   Perry S. Patterson as director be elected by the Class A Common Stockholders

Class A and B

   Dennis P. Coyle, Pete J. Metros, Daniel R. Milliard, John J. Rigas, James P. Rigas, Michael J. Rigas and Timothy J. Rigas


                                                FOR        AGAINST      ABSTAIN
3.  Approval of 1998 Long-Term incentive
    Compensation Plan (the "1998 Plan").        [ ]          [ ]          [ ]

4.  In their discretion vote upon such
    other matters as may properly come
    before the meeting or any adjournment
    thereof.                                    [ ]          [ ]          [ ]



This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. Unless otherwise specified in the squares provided, the proxies shall vote in the election of directors for the nominees listed at left, and shall have discretionary power to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

A majority of such proxies who shall be present and shall act at the meeting (or if only one shall be present and act, then that one) may exercise all powers thereunder.



-----------------------------------------------------------
NOTE: Stockholder sign here exactly as name appears hereon.


                                    Dated                     , 1998
----------------------------------        --------------------